Exhibit 11.1 Statement Re: Computation of Per-Share Earnings        EXHIBIT 11.1


                                                               Three Months Ended                   Nine Months Ended
                                                                   March 31,                              March 31,
                                                              1998              1997               1998               1997
                                                          ------------      ------------       ------------       ------------
Basic
    Average common shares outstanding                        9,138,897         9,194,308          9,171,920          9,159,335
                                                          ------------      ------------       ------------       ------------

    Net  Income (Loss)                                    $  3,147,655      $ (1,035,984)      $ (6,281,538)      $  1,369,421
                                                          ------------      ------------       ------------       ------------

    Per Share amount                                      $       0.34      $      (0.11)      $      (0.68)      $       0.15
                                                          ------------      ------------       ------------       ------------




Diluted
    Average common shares outstanding                        9,138,897         9,194,308          9,171,920          9,159,335
    Net effect of dilutive options and warrants-
       based on treasury stock method  using average
       market price                                            372,332                --                 --            872,653
                                                          ------------      ------------       ------------       ------------
                                                             9,511,229         9,194,308          9,171,920         10,131,988
                                                          ------------      ------------       ------------       ------------

    Net (Loss) income                                     $  3,147,655      $ (1,035,984)      $ (6,281,538)      $  1,369,421
                                                          ------------      ------------       ------------       ------------

    Per Share amount                                      $       0.33      $      (0.11)      $      (0.68)      $       0.14
                                                          ------------      ------------       ------------       ------------



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